Exhibit 3(i).1

Articles of Incorporation (Pursuant to NRS 78)

1.    Name of Corporation:    AMERICAN STEM CELL CORPORATION

2.    Resident Agent Name and Street Address:    Robert B. Kay

                                                                                        7005 Via Bella Luna

                                                                                        Las Vegas, Nevada 89131

3.    Shares:    Number of shares with par value:  150,000,000     Par Value:  $0.001

4.    Name and Address of Board of Directors:     Malcolm Currie

                                                                                       11300 W. Olympic Blvd., Suite 800

                                                                                       Los Angeles, California 90064

6.    Name, Address and Signature of Incorporator:   Christopher Dieterich                      /s/ Chris Dieterich

                                                                                              11300 W. Olympic Boulevard, Suite 800, Los Angeles, California 90064